Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

February 25, 2014

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2014 SECOND QUARTER RESULTS AND
PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, February 25, 2014 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the second quarter ended January 25, 2014.

The Company reported:

•
Contract revenues of $390.5 million for the quarter ended January 25, 2014, compared to $369.3 million for the quarter ended January 26, 2013. Contract revenues for the quarter ended January 25, 2014 grew 0.9% on an organic basis after excluding revenues from businesses acquired during fiscal 2013 from the three month periods ended January 25, 2014 and January 26, 2013 and $16.7 million of revenues for storm restoration services in the three months ended January 26, 2013. Revenues from businesses acquired during fiscal 2013 were $111.5 million and $75.9 million for the three months ended January 25, 2014 and January 26, 2013, respectively.

•	Adjusted EBITDA (Non-GAAP) of $28.2 million for the three months ended January 25, 2014, compared to $37.2 million for the three months ended January 26, 2013.

•
Net loss of $3.1 million, or $0.09 loss per common share, for the quarter ended January 25, 2014, compared to net income of $1.5 million, or $0.04 per common share diluted, for the quarter ended January 26, 2013. On a Non-GAAP basis, net income for the quarter ended January 26, 2013 was $5.2 million, or $0.15 per common share diluted. The Non-GAAP net income for the quarter ended January 26, 2013 excludes $5.8 million in pre-tax acquisition related costs and a pre-tax write-off of $0.3 million of deferred financing costs in connection with the replacement of the Company’s credit facility in December 2012.

Worse than expected weather during the latter part of the second fiscal quarter of 2014 sharply impacted the Company’s results. Major snowfalls and extremely cold temperatures reduced the number of available workdays and negatively impacted productivity and margins.

The Company also reported:

•
Contract revenues of $903.2 million for the six months ended January 25, 2014, compared to $692.6 million for the six months ended January 26, 2013. Contract revenues for the six months ended January 25, 2014 grew 5.8% on an organic basis after excluding revenues from businesses acquired during fiscal 2013 from the six month periods ended January 25, 2014 and January 26, 2013 and $16.7 million of revenues for storm restoration services in the six months ended January 26, 2013. Revenues from businesses acquired during fiscal 2013 were $268.6 million and $75.9 million for the six months ended January 25, 2014 and January 26, 2013, respectively.

•	Adjusted EBITDA (Non-GAAP) of $91.4 million for the six months ended January 25, 2014, compared to $77.6 million for the six months ended January 26, 2013.

•
Net income of $15.6 million, or $0.45 per common share diluted, for the six months ended January 25, 2014, compared to $13.3 million, or $0.40 per common share diluted, for the six months ended January 26, 2013. On a Non-GAAP basis, net income for the six months ended January 26, 2013 was $17.5 million, or $0.52 per common share diluted. The Non-GAAP net income for the six months ended January 26, 2013 excludes $6.5 million in pre-tax acquisition related costs and a pre-tax write-off of $0.3 million of deferred financing costs in connection with the replacement of the Company’s credit facility in December 2012.

The Company also announced its outlook for the third quarter of fiscal 2014. The Company currently expects revenue for the third quarter of fiscal 2014 to range from $415.0 million to $435.0 million and diluted earnings per share to range from $0.19 to $0.26.

The Company has defined Adjusted EBITDA (Non-GAAP) as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs, stock-based compensation expense, and certain non-recurring items. See the accompanying tables which present a reconciliation of GAAP to Non-GAAP financial information.
A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, February 26, 2014; call (800) 230-1074 (United States) or (612) 288-0340 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.” The conference call materials will be available at approximately 7:00 a.m. (ET) on February 26, 2014. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Friday, March 28, 2014.
For additional detail on selected financial information including organic revenue, customer metrics, and certain other selected financial data and Non-GAAP measures, please refer to the Trend Schedule on Dycom’s website at http://www.dycomind.com in the Investor Center. The Trend Schedule will be available at approximately 7:00 a.m. (ET) on February 26, 2014.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period with the Company’s performance in the comparable prior-year period. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Fiscal 2014 second quarter results are preliminary and are unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, preliminary purchase price allocations of businesses acquired, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS January 25, 2014 and July 27, 2013 Unaudited

	January 25, 2014	July 27, 2013
	(Dollars in thousands)
ASSETS
CURRENT ASSETS:
Cash and equivalents	$16,344	$18,607
Accounts receivable, net	231,619	252,202
Costs and estimated earnings in excess of billings	174,138	204,349
Inventories	43,426	35,999
Deferred tax assets, net	16,334	16,853
Income taxes receivable	18,347	2,516
Other current assets	16,142	10,608
Total current assets	516,350	541,134

PROPERTY AND EQUIPMENT, NET	203,639	202,703
GOODWILL	267,810	267,810
INTANGIBLE ASSETS, NET	115,243	125,275
OTHER	16,852	17,286
TOTAL NON-CURRENT ASSETS	603,544	613,074
TOTAL ASSETS	$1,119,894	$1,154,208

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$52,315	$77,954
Current portion of debt	9,375	7,813
Billings in excess of costs and estimated earnings	13,869	13,788
Accrued insurance claims	32,638	29,069
Other accrued liabilities	57,566	71,191
Total current liabilities	165,763	199,815

LONG-TERM DEBT	416,301	444,169
ACCRUED INSURANCE CLAIMS	30,942	27,250
DEFERRED TAX LIABILITIES, NET NON-CURRENT	49,003	48,612
OTHER LIABILITIES	6,249	6,001
Total liabilities	668,258	725,847

Total Stockholders' Equity	451,636	428,361
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,119,894	$1,154,208

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	January 25, 2014	January 26, 2013	January 25, 2014	January 26, 2013
	(Dollars in thousands, except per share amounts)

Contract revenues	$390,518	$369,326	$903,238	$692,613

Costs of earned revenues, excluding depreciation and amortization	327,353	301,516	737,472	558,582
General and administrative expenses (1)	38,562	38,827	81,637	67,652
Depreciation and amortization	23,435	20,819	46,987	36,130
Total	389,350	361,162	866,096	662,364

Interest expense, net	(6,800)	(5,748)	(13,686)	(9,946)
Other income, net	595	428	2,607	2,042

Income (loss) before income taxes	(5,037)	2,844	26,063	22,345

Provision (benefit) for income taxes	(1,970)	1,381	10,470	9,022

Net income (loss)	$(3,067)	$1,463	$15,593	$13,323

Earnings (loss) per common share:

Basic earnings (loss) per common share	$(0.09)	$0.04	$0.46	$0.40

Diluted earnings (loss) per common share	$(0.09)	$0.04	$0.45	$0.40

Shares used in computing earnings (loss) per common share:
Basic	33,836,099	32,780,667	33,629,884	32,935,305

Diluted	33,836,099	33,514,416	34,767,945	33,607,180

(1) Includes stock-based compensation expense of $3.5 million and $2.5 million for the three months ended January 25, 2014 and January 26, 2013, respectively, and $7.0 million and $4.8 million for the six months ended January 25, 2014 and January 26, 2013, respectively.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited

The below table presents the reconciliation of GAAP contract revenues to Non-GAAP contract revenues adjusted to exclude revenues from subsidiaries acquired during fiscal 2013 and storm restoration service revenues generated during the prior year periods, as well as the percentages of growth of GAAP and Non-GAAP contract revenues.

	Contract Revenues - GAAP	Revenues from subsidiaries acquired in fiscal 2013	Revenues from storm restoration services	Contract Revenues - Non-GAAP	% Growth - GAAP	% Growth - Non-GAAP
	(Dollars in thousands)

Three Months Ended January 25, 2014	$390,518	$(111,500)	$—	$279,018	5.7%	0.9%

Three Months Ended January 26, 2013	$369,326	$(75,946)	$(16,721)	$276,659

Six Months Ended January 25, 2014	$903,238	$(268,577)	$—	$634,661	30.4%	5.8%

Six Months Ended January 26, 2013	$692,613	$(75,946)	$(16,721)	$599,946

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited (continued)

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the three and six months ended January 25, 2014 and January 26, 2013 and a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	January 25, 2014	January 26, 2013	January 25, 2014	January 26, 2013
	(Dollars in thousands)
Reconciliation of net income (loss) to Adjusted EBITDA (Non-GAAP):
Net income (loss)	$(3,067)	$1,463	$15,593	$13,323
Interest expense, net	6,800	5,748	13,686	9,946
Provision (benefit) for income taxes	(1,970)	1,381	10,470	9,022
Depreciation and amortization expense	23,435	20,819	46,987	36,130
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	25,198	29,411	86,736	68,421
Gain on sale of fixed assets	(570)	(826)	(2,435)	(2,407)
Stock-based compensation expense	3,544	2,496	7,049	4,762
Acquisition related costs	—	5,829	—	6,539
Write-off of deferred financing costs	—	321	—	321
Adjusted EBITDA (Non-GAAP)	$28,172	$37,231	$91,350	$77,636

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited (continued)

The below table presents a reconciliation of GAAP to Non-GAAP net income for the three and six months ended January 26, 2013.

	Three Months Ended	Six Months Ended
	January 26, 2013	January 26, 2013
	(Dollars in thousands, except per share amounts)

Reconciling Items:
Acquisition related costs, pre-tax	$(5,829)	$(6,539)
Write-off of deferred financing costs	(321)	(321)
Total Reconciling Items	$(6,150)	$(6,860)

GAAP net income	$1,463	$13,323
Adjustment for Reconciling Items above, net of tax	3,710	4,154
Non-GAAP net income	$5,173	$17,477

Earnings per common share:

Basic earnings per common share - GAAP	$0.04	$0.40
Adjustment for Reconciling Items above, net of tax	0.11	0.13
Basic earnings per common share - Non-GAAP	$0.16	$0.53

Diluted earnings per common share - GAAP	$0.40	$0.40
Adjustment for Reconciling Items above, net of tax	0.11	0.12
Diluted earnings per common share - Non-GAAP	$0.15	$0.52

Earnings per share amounts may not add due to rounding.

Shares used in computing GAAP and Non-GAAP earnings per common share and adjustment for Reconciling Items above:

Basic	32,780,667	32,935,305

Diluted	33,514,416	33,607,180